UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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MOTIVATING THE MASSES, INC.

(Name of Registrant as Specified In Its Charter)

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MOTIVATING THE MASSES, INC.

2121 Palomar Airport Road, Suite 300
Carlsbad, California 92011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Motivating The Masses, Inc.:

Motivating The Masses, Inc. (“we,” “us,” “our,” “MNMT” or the “Company”) will hold its Annual Meeting of Shareholders for fiscal year ended December 31, 2015 (“Annual Meeting of Shareholders”) at 2121 Palomar Airport Road, Suite 300, Carlsbad, CA 92011, on June 8, 2016 (the “Meeting Date”), at 10:00 a.m. (Pacific Standard Time).  Shareholders of the Company as of May 13, 2016 (the “Record Date”) may attend the meeting in person or telephonically by dialing in at 1-888-853-9384; access code: 212-451-2942. We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors;
2)	To approve and ratify the re-appointment of Anton & Chia, LLP as the Company’s independent accountants to audit the Company’s financial statements as at December 31, 2016 and for the fiscal year then ending;
3)	To approve the Company’s 2016 Equity Incentive Plan;
4)	To conduct an advisory vote on executive compensation;
5)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and
6)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting of Shareholders and the attached Information Statement dated April 29, 2016 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which is also provided herein. Collectively, these documents contain all of the information and disclosures required in connection with the 2016 Annual Meeting of Shareholders. Copies of all these materials can be found on the Company’s website at http://www.motivatingthemasses.com/.

By Order of the Board of Directors,

/s/ Lisa Nichols
Lisa Nichols, Chief Executive Officer
April 29, 2016

INFORMATION STATEMENT

For the Annual Meeting of Shareholders to be held on

June 8, 2016

at 2121 Palomar Airport Road, Suite 300, Carlsbad, CA 92011

at 10:00 a.m. (Pacific Standard Time)

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being filed with the Securities and Exchange Commission (the “SEC”) and available to the shareholders of Motivating The Masses, Inc., a Nevada corporation, on or about April 29, 2016. This Information Statement relates to our resolutions to (a) elect members of the Board of Directors for the coming year; (b) approve and ratify the re-appointment of Anton & Chia, LLP as the Company’s independent accountants to audit the Company’s financial statements as at December 31, 2016 and for the fiscal year then ending; (c) approve the Company’s 2016 Equity Incentive Plan; (d) conduct an advisory vote on executive compensation; (e) conduct an advisory vote on the frequency of future advisory votes on executive compensation; and (f) transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

These resolutions have been adopted by our Board of Directors on April 26, 2016 in accordance with statutes governing Nevada corporations and will be presented at the Annual Meeting of Shareholders.

A majority of our outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law.

Our majority shareholders who beneficially own 58.89% of our outstanding voting shares of Common Stock, have voted via written consent in favor of Proposals 1-4 and three-year frequency for Proposal 5 included herein. No other votes are required or necessary to adopt the resolutions described in this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy.

Dissenters’ Right of Appraisal

Our shareholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Annual Meeting of Shareholders.

Other Business

As of the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting of Shareholders.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Record Date

The record date for determining the shareholders entitled to vote at the Annual Meeting of Shareholders is the close of business on May 13, 2016 (the “Record Date”), at which time we expect to have issued and outstanding 16,506,861 shares of Common Stock which are owned by 133 shareholders of record.

Beneficial Ownership

The following table sets forth information known to us as of the Record Date relating to the beneficial ownership of shares of our common stock by:

▪	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
▪	each director;
▪	each named executive officer; and
▪	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 2121 Palomar Airport Road, Suite 300, Carlsbad, CA 92011.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of the Record Date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this Annual Report by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (1)
	Officers and Directors

Common Stock	Lisa Nichols, CEO and Director	6,721,500	40.72%

Common Stock	Susie Carder, President, COO and Director	3,000,000	18.17%

Common Stock	Scott Ryder, Treasurer, Secretary and CFO	0	0%

Common Stock	Steven Corso	1,500,000	9.09%

Common Stock	All directors and named executive officers as a group (3 persons)	9,721,500	58.89%

(1)	Percentage of beneficial ownership of our common stock is based on 16,506,861 shares of common stock outstanding as of the date of the filing. We expect that the total outstanding shares of common stock will stay the same as of the Record Date.
(2)	In July 2015, the Company entered into a Common Stock Repurchase Agreement with Steve Corso (a copy of which is filed herewith as Exhibit B), pursuant to which 1,500,000 shares of common stock that were originally issued to Mr. Corso for services rendered were repurchased by the Company for $150. The repurchase and transfer of the 1,500,000 shares of common stock has not been reflected in the records of the Company’s transfer agent due to the loss of the stock certificate evidencing such shares and the requirement of a medallion guarantee, which the Company expects to receive from Mr. Corso in the current quarter ended June 30, 2016.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees.  Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

PROPOSAL 1

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

If any director nominee named in this Information Statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), a substitute may be nominated and elected.

Information with Respect to Director Nominees

Name	Age	Current Position with the Company
Lisa Nichols	48	Chief Executive Officer and Director
Susie Carder	50	President, Chief Operating Officer and Director

Lisa Nichols, Chief Executive Officer and Director

Lisa Nichols is the founder of the Company. She is a best-selling author, a popular public speaker and a powerful coach. Ms. Nichols has been honored with many awards in recognition for her empowering work, including the Humanitarian Award from South Africa, the Ambassador of Good Will Award, Emotional Literacy award, The Legoland Foundation’s Heart of Learning Award. The Mayor of Henderson, Nevada has proclaimed November 20th as Motivating the Teen Spirit Day. And recently the Mayor of Houston, Texas proclaimed May 9th as Lisa Nichols day for her dedication to service, philanthropy and healing. Her book, No Matter What! hit 6 bestsellers list, including the New York Times list. Lisa graduated from Dorsey High School in 1984.

Susie Carder, President, Chief Operating Officer and Director

Susie Carder has been instrumental in the development of the Company’s systems, procedures, company culture, revenue streams, and service delivery for the past 10 years as a consultant and/or as an Executive Coach to the founder Lisa Nichols. Ms. Carder is an expert in providing companies with training, organizational development, management leadership development, and growth solutions. As CEO of Salon Training International from 1995 to 2010, she gained expertise in operations management, finance, sales accountabilities systems, and marketing, and she led the company to increase its revenues and investment opportunities. Susie graduated from Marvista High School in 1982.

Pursuant to our Bylaws, this proposal can be approved at the meeting by a majority of the votes cast at the election, either in person or by proxy.

Executive Officer(s)

Our executive officers who do not serve as directors and/or who are not nominees for election as directors are:

Name	Age	Current Position with the Company
Scott Ryder	46	Chief Financial Officer, Treasurer and Secretary

Scott M. Ryder Jr., Chief Financial Officer, Treasurer and Secretary

Scott Ryder served as the Company’s Chief Financial Officer since October 15, 2015. He is responsible for the Company’s accounting, investor relations, financial decision support, financial planning & analysis, internal audit, tax, human resources and information technology. Prior to joining the Company, Mr. Ryder served as Chief Financial Officer of The ManKind Project USA from 2014 to 2016, a renowned global non-profit charitable organization whose high-profile work empowers men worldwide to missions of service on behalf of their communities. From 2000 to 2012, he served as Head of Operations, Investment Banking Group for D.A. Davidson & Company, a full-service investment firm with $45 billion in client assets under management, and as Chief Operating Officer/Chief Compliance Officer for McGladrey Capital Markets LLC (Costa Mesa). Scott earned his Master of Business Administration from the Paul Merage School of Business, University of California, Irvine, in 2000 and Bachelor of Arts in Economics from the University of Redlands in 1991.

GOVERNANCE OF THE COMPANY

Board Committees

Due to our lack of operations and size, we do not have an audit committee. Furthermore, since we are not currently listed on a national securities exchange, we are not subject to any listing requirements mandating the establishment of any particular committees.  For these same reasons, we did not have any other separate committees during the fiscal year ended December 31, 2015. All functions of a nominating committee, audit committee and compensation committee were performed by our whole board of directors.  Our board of directors may undertake a review of the need for these committees in the future.

Director Independence

We do not currently have any independent directors and none of our directors qualifies as an “audit committee financial expert.”

Code of Ethics

We have adopted a Code of Ethics that applies to all employees, including our officers and directors.

Directors Attendance at Meetings

During fiscal year ended December 31, 2015, the Board held 3 meetings.  None of the directors attended fewer than 75% of the total number of Board of Directors meeting or the Board committee(s) of which he or she was a member during fiscal year 2015.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.

Shareholder Communications with Directors

Shareholders of the Company who want to communicate with our Board or any individual director can write to:

Motivating the Masses, Inc.

2121 Palomar Airport Road, Suite 300
Carlsbad, California 92011

Attn:   Management

Your letter should indicate that you are a shareholder of the Company.  Depending on the subject matter, the management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that the following reports were not filed pursuant to Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2015:

Name of Filer	Forms Required	Date of Filing
Lisa Nichols	Form 3 and Schedule 13D	March 8, 2016
Susie Carder	Form 3 and Schedule 13D	March 1, 2016
Scott Marvin Ryder Jr.	Form 3	March 1, 2016

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transactions with any member of the immediate families of the foregoing person (include spouse, parents, children, siblings, and in-laws) nor is any such transaction proposed, except as follows:

Employment Agreement

On January 1, 2014, the Company entered into employment agreements with its three officers whom also made up the Board of Directors. Each employment agreement was for one year starting January 1, 2014. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $125,000, Ms. Carder an annual salary of $100,000, and Mr. Anderson an annual salary of $80,000. The employment agreements to the three officers stipulated a potential bonus at the discretion of the Board of Directors. In the year ended December 31, 2014, the Company paid a bonus of $173,999 to Ms. Nichols our CEO, $192,136 to Ms. Carder our President and COO and $35,553 to Mr. Henderson our then CFO.

On January 1, 2015, the Company entered into employment agreements with Lisa Nichols, Chief Executive Officer, Susie Carder, Chief Operating Officer and Alex Anderson, then Chief Financial Officer. Each employment agreement is for one year starting from January 1, 2015. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $225,000, Ms. Carder an annual salary of $200,000, and Mr. Anderson an annual salary of $100,000. On October 12, 2015, the Company entered into an employment agreement with Scott Ryder as the Company’s Chief Financial Officer to replace Mr. Anderson. Pursuant to his employment agreement, Mr. Ryder receives an annual salary of $150,000. The employment agreements for the officers stipulate a potential bonus at the discretion of the Board of Directors. In the year ended December 31, 2015, the Company paid a bonus of $231,077 to Ms. Nichols our CEO, $152,555 to Ms. Carder our President and COO, and $33,350 to Mr. Henderson our former CFO.

Share Exchange Agreement

Motivating the Teen Spirit, LLC (MTS), was founded by the Company’s CEO, Lisa Nichols, and provided similar products and services that were also offered by the Company.

In August of 2012, MTS was dissolved and ceased operations. In conjunction with the dissolution of MTS, the Company acquired the assets and intellectual property of MTS through a share exchange, whereby the Company issued 70,000 shares of common stock to 14 individuals in exchange for their rights in the assets and intellectual property of MTS having a value of $35,000 based upon recent market value. At the time of the share exchange, the Company received $60,000 in cash and intellectual property, representing all of the assets of MTS. The Company allocated the $60,000 received as follows: $26,836 for the repayment of the loan to MTS, and the remaining $33,164 of cash was recorded as an additional cash asset to the Company. As a result of the share exchange, the Company valued the intellectual property of MTS at $1,836 which is the difference between the value of shares given and value of assets received.

Share Repurchase

The Company repurchased and cancelled 20,000 shares of common stock for $13,000, or $0.65 per share, in November 2015, from Desiree Roberts.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Review, Approval and Ratification of Related Party Transactions

We currently have not adopted formal rules and procedures to review, approve and ratify related party transactions. We may consider adopting such in the future.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  We are currently not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

EXECUTIVE AND DIRECTOR COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended December 31, 2015 and December 31, 2014.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lisa Nichols, CEO and Director	2015	225,000	231,077	-	-	-	-	231,077	456,077
	2014	125,000	173,999	-	-	-	-	173,999	298,999

Susie Carder, President, COO and a Director	2015	200,000	152,555	-	-	-	-	152,555	352,555
	2014	100,000	192,136	-	-	-	-	192,136	292,136

Alex Henderson, Treasurer, CFO and a Director (2)	2015	80,000	33,350	25,000	-	-	-	58,350	138,350
	2014	80,000	35,553	-	-	-	-	35,553	115,553

Scott Ryder, Treasurer, Secretary and CFO (3)	2015	34,375	-	-	-	-	-	-	34,375
	2014	-	-	-	-	-	-	-	-

(1)	Susie Carder resigned as Chief Financial Officer in November 2013.
(2)	Alex Henderson was appointed as Chief Financial Officer and a Director of the Company in November of 2013; and resigned in October 2015.
(3)	Scott Ryder was appointed as Chief Financial Officer on October 12, 2015.

Employment Agreement

On January 1, 2014, the Company entered into employment agreements with its three officers whom also made up the Board of Directors. Each employment agreement was for one year starting January 1, 2014. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $125,000, Ms. Carder an annual salary of $100,000, and Mr. Anderson an annual salary of $80,000. The employment agreements to the three officers stipulated a potential bonus at the discretion of the Board of Directors. In the year ended December 31, 2014, the Company paid a bonus of $173,999 to Ms. Nichols our CEO, $192,136 to Ms. Carder our President and COO and $35,553 to Mr. Henderson our then CFO.

On January 1, 2015, the Company entered into employment agreements with Lisa Nichols, Chief Executive Officer, Susie Carder, Chief Operating Officer and Alex Anderson, then Chief Financial Officer. Each employment agreement is for one year starting from January 1, 2015. Pursuant to their employment agreements, Ms. Nichols shall receive an annual salary of $225,000, Ms. Carder an annual salary of $200,000, and Mr. Anderson an annual salary of $100,000. On October 12, 2015, the Company entered into an employment agreement with Scott Ryder as the Company’s Chief Financial Officer to replace Mr. Anderson. Pursuant to his employment agreement, Mr. Ryder receives an annual salary of $150,000. The employment agreements for the officers stipulate a potential bonus at the discretion of the Board of Directors. In the year ended December 31, 2015, the Company paid a bonus of $231,077 to Ms. Nichols our CEO, $152,555 to Ms. Carder our President and COO, and $33,350 to Mr. Henderson our former CFO.

OUTSTANDING EQUITY AWARDS

As of December 31, 2015, the Company has not adopted an equity incentive plan. No incentive awards were made during the year ended December 31, 2015.

STOCK OPTIONS.

No grants of stock options or stock appreciation rights were made during the year ended December 31, 2015.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Compensation of Directors

There have been no payments or equity awards issued to any of our directors for their services as directors for the fiscal year ended December 31, 2015.

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PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

Independent Public Accountants

On April 24, 2015, the Company notified Terry L. Johnson, CPA (“Johnson”), its then independent accountant since January 20, 2014, that Johnson was dismissed as its independent registered accountant, after learning that Johnson had ceased operations as described in the Division of Corporation Finance Financial Reporting Manual.

On May 6, 2015, the Company engaged Anton & Chia, LLP (“Anton & Chia”) to act as the Company’s independent registered public accountant beginning immediately and, specifically, to (i) perform a review of the Company’s interim financial statements and Form 10-Q filings for the three quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 in accordance with the requirements of SAS No. 100; and (ii) to audit the balance sheet of the Company as of December 31, 2015 and the related statement of operations, stockholders’ equity and cash flows for the year ended December 31, 2015. The Company’s Board of Directors has approved the engagement of Anton & Chia.

Audit Fees

The aggregate audit fees billed for the fiscal years ended December 31, 2015 and 2014 pertaining to the audit of our annual financial statements and review of our quarterly financial statements were $66,700 and $62,000, respectively.

Audit-Related Fees

No such fees were incurred in fiscal year 2015.

All Other Fees

No other fees were incurred in fiscal year 2015.

What vote is required to approve this proposal?

Shareholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the shareholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Anton & Chia is not ratified, the Board of Directors will reconsider the appointment. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its shareholders.

Our shareholders who beneficially own a majority of our outstanding voting shares of Common Stock have voted via written consent in favor of this proposal as of April 26, 2016. We are not asking you for a proxy for this proposal and you are requested not to send us a proxy.

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PROPOSAL 3

Proposal to approve the Company’s 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by the Board of Directors on April 26, 2016 and approved by our shareholders holding a majority of our shares of Common Stock via written consent on April 26, 2016. This summary is not intended to be a complete description of all provisions of the 2016 Plan, and it is qualified by reference to the copy of the 2016 Plan filed as Exhibit A to this Information Statement. For further information about our 2016 Plan, please refer to the copy of the 2016 Plan filed herewith.

Purpose

The purposes of the 2016 Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility; (ii) to provide incentives to individuals who perform services for the Company, and (iii) to promote the success of the Company’s business.

Forms of Awards

The 2016 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock or cash awards as the administrator of the plan may determine.

Share Reserve Limit, Counting and Adjustment

The 2016 Plan provides for the issuance of up to 1,500,000 shares of common stock as incentive awards granted to executive officers, key employees, consultants and directors. If an incentive award granted under the 2016 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2016 Plan.

Shares issued under the 2016 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2016 Plan. In addition, the number of shares of Common Stock subject to the 2016 Plan, any number of shares subject to any numerical limit in the 2016 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the Board will administer the 2016 Plan. Subject to the terms of the 2016 Plan, the Board would have complete authority and discretion to determine the terms of awards under the 2016 Plan.

Descriptions of Types of Awards

The 2016 Plan is expected to authorize the grant to 2016 Plan participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•	Options granted under the 2016 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from the Company at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the Board, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The Board may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board is expected to have the power to amend, suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2016 Plan would terminate ten years after it is adopted.

Our shareholders who beneficially own a majority of our outstanding voting shares of Common Stock have voted via written consent in favor of this proposal as of April 26, 2016. We are not asking you for a proxy for this proposal and you are requested not to send us a proxy.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s 2015 executive compensation as reported in this Information Statement.

We urge shareholders to read the “Executive Compensation” section in this Information Statement, including the Summary Compensation Table and other related compensation tables and narrative included therein, which provide detailed information on the compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution:

“RESOLVED, that the shareholders of Motivating the Masses, Inc. (the “Company”) hereby approve, on an advisory basis, the 2015 compensation of the Company’s named executive officers disclosed in the Executive Compensation section of the Company’s Information Statement.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our shareholders who beneficially own a majority of our outstanding voting shares of Common Stock have voted via written consent in favor of this proposal as of April 26, 2016. We are not asking you for a proxy for this proposal and you are requested not to send us a proxy.

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PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 4 should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time and recommends that shareholders vote for future advisory votes on executive compensation to occur every three years. Voting every three years, rather than every one or two years, will provide shareholders with the opportunity to conduct thoughtful analyses of our compensation program over a period of time in relation to our long-term performance as our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period.  A triennial vote cycle will provide shareholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers. A triennial vote will also provide us with sufficient time to evaluate and respond effectively to stockholder input, engage with shareholders to understand and respond to prior voting results and implement any appropriate changes to our program. In addition, a triennial vote will provide time for any implemented changes to take effect and allow shareholders sufficient time to evaluate the effectiveness of our compensation program and any changes made to the program.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board of Directors will carefully review the voting results. Notwithstanding the recommendation by the Board of Directors and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Our shareholders who beneficially own a majority of our outstanding voting shares of Common Stock have voted via written consent in favor of the “3 years” option as of April 26, 2016. We are not asking you for a proxy for this proposal and you are requested not to send us a proxy.

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SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF FISCAL YEAR 2016

Any shareholder who intends to present a proposal at Annual Meeting of Shareholders for fiscal year ended December 31, 2016 must ensure that the proposal is received by the Company at 2121 Palomar Airport Road, Suite 300, Carlsbad, California 92011 no later than September 30, 2016, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 was filed with the SEC on April 19, 2016, a copy of which is being provided to you accompanying this Information Statement. on You may read and copy any other documents we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov or at our website at http://www.motivatingthemasses.com/.

THIS INFORMATION STATEMENT IS DATED APRIL 29, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

/s/ Lisa Nichols
Lisa Nichols, Chief Executive Officer
April 29, 2016

Exhibit A

MOTIVATING THE MASSES, INC.

2016 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services for the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.           Definitions. As used herein, the following definitions will apply:

(a)          “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b)          “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)          “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)          “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)          “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)          “Board” means the Board of Directors of the Company.

(g)          “Change in Control” means the occurrence of any of the following events:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or

(ii)	A change in the effective control of the Company, which occurs on the date that a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, as to any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(h)          “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)           “Common Stock” means the common stock, $.001 par value per share, of the Company.

(k)          “Company” means Motivating the Masses, Inc., a Nevada corporation, or any successor thereto.

(l)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to the Company or a Subsidiary.

(m)         “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n)          “Director” means a member of the Board.

(o)          “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)          “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, or if such Common Stock is not regularly quoted or does not have sufficient trades or bid prices which would accurately reflect the actual Fair Market Value of the Common Stock, the Fair Market Value will be determined in good faith by the Administrator upon the advice of a qualified valuation expert.

(t)          “Fiscal Year” means the fiscal year of the Company.

(u)         “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)         “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)          “Option” means a stock option granted pursuant to Section 6 hereof.

(y)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)          “Participant” means the holder of an outstanding Award.

(aa)        “Performance Goals” will have the meaning set forth in Section 11 hereof.

(bb)       “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(cc)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.

(dd)       “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.

(ee)        “Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)         “Plan” means this 2016 Equity Incentive Plan.

(gg)       “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.

(hh)       “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)          “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)          “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)        “Service Provider” means an Employee, Director, or Consultant.

(ll)          “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 hereof.

(mm)      “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(nn)       “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.          Stock Subject to the Plan.

(a)          Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 1,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)          Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c)          Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)          Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be 300,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $100,000.

4.          Administration of the Plan.

(a)          Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)          Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(vi)	to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, (2) the transfer of outstanding Awards to a financial institution or other person or entity, or (3) the reduction of the exercise price of outstanding Awards;

(vii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)	to modify or amend each Award (subject to Section 20(c) hereof), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;

(x)	to allow Participants to satisfy withholding tax obligations in a manner described in Section 16 hereof;

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)          Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5.          Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.          Stock Options.

(a)          Limitations.

(i)	Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)	The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.

(b)          Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)          Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)          Exercise of Option.

(i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.

(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.          Stock Appreciation Rights.

(a)          Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)          Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c)          Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)          Stock Appreciation Rights Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)          Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to Stock Appreciation Rights.

(f)          Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.          Restricted Stock.

(a)          Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)          Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)          Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)          Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)          Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)          Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)          Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)          Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.          Restricted Stock Units.

(a)          Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.

(b)          Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)          Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)          Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)          Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)          Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.         Performance Units and Performance Shares.

(a)          Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b)          Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)          Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)          Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)          Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)          Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)          Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.         Performance-Based Compensation Under Code Section 162(m).

(a)          General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b)          Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)          Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)          Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12.         Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13.         Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.         Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended.

15.         Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)          Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.

(b)          Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)          Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the proceeding paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (the “Successor Corporation”) (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

16.         Tax Withholding.

(a)          Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)          Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.         No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.         Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.         Term of Plan. Subject to Section 23 hereof, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 hereof.

20.         Amendment and Termination of the Plan.

(a)          Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)          Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)          Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.         Conditions Upon Issuance of Shares.

(a)          Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)          Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)          Restrictive Legends. All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Company shall determine to be necessary or advisable to comply with applicable securities and other laws.

22.         Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.         Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, the Plan and all Awards granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.

23.         Notification of Election Under Section 83(b) of the Code. If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.

24.         Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

25.         Choice of Law. The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Nevada, to the extent not preempted by federal law, and construed accordingly.

Exhibit B

COMMON STOCK REPURCHASE AGREEMENT

THIS COMMON STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into as of July __, 2015 by and between Motivating the Masses, Inc., a Nevada corporation (the “Company”), and Steven Corso (the “Stockholder”).

RECITALS

WHEREAS, the Stockholder is the holder of 1,500,000 shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, the Stockholder desires to sell, and the Company desires to repurchase, shares of Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

SECTION 1. REPURCHASE OF SHARES.

1.1 Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Shares for an aggregate repurchase price of $150 (the “Repurchase Amount”). Upon the execution of this Agreement, the Stockholder shall execute an Assignment Separate from Certificate, in the form attached hereto as Exhibit A (the “Stock Assignment”), and at the Closing shall deliver the Stock Assignment and the stock certificate representing the Shares (or an affidavit of lost certificate in lieu of the stock certificate representing the Shares). Upon consummation of this Agreement, the Company shall cancel such stock certificate and shall issue a new stock certificate to the Stockholder representing the balance of the Stockholder’s unpurchased shares. The Repurchase Amount shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Stockholder.

1.2 Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of the Company on the date hereof, or at such other time and place as the parties hereto shall mutually agree.

1.3 Termination of Rights as the Stockholder. Upon payment of the Repurchase Amount, the Shares shall cease to be outstanding for any and all purposes, and the Stockholder shall no longer have any rights as a holder of the Shares, including any rights that the Stockholder may have had under the Company’s Certificate of Incorporation or otherwise.

1.4 Withholding Rights. The Company shall be entitled to deduct and withhold from the Repurchase Amount such amounts as it may be required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, or any provision of foreign, state or local tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:

2.1 Ownership of Shares. The Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2 Authorization. The Stockholder has all necessary power and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Stockholder.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound.

2.4 Experience and Evaluation. By reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder’s own interests in connection with the sale of the Shares to the Company. The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Shares. The Stockholder is an “Accredited Investor” and was an “Accredited Investor” at the time the Investor acquired the Shares from the Company.

2.5 Access to Information. The Stockholder has received all of the information that the Stockholder considers necessary or appropriate for deciding whether to sell the Shares hereunder and perform the other transactions contemplated hereby. The Stockholder further represents that the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholder has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Stockholder by or on behalf of the Company.

2.6 No Future Participation. The Stockholder acknowledges that the Stockholder will have no future participation in any Company gains, losses, profits or distributions with respect to the Shares. If the Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, the Stockholder acknowledges that the Stockholder is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Shares.

2.7 Tax Matters. The Stockholder has had an opportunity to review with the Stockholder’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, except the choice-of-law provisions thereof.

SECTION 5. ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 6. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholder and the Company.

SECTION 7. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 8. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 9. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10. NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

SECTION 11. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:

Motivating the Masses, Inc.

By :
Name:
Title:

STOCKHOLDER:

Steven Corso

Address:

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the Stockholder hereby sells, assigns and transfers unto Motivating the Masses, Inc. (the “Company”) 1,500,000 shares of the Company’s common stock standing in the Stockholder’s name on the books of the Company and represented by Certificate Number herewith and does hereby irrevocably constitute and the Company as the Stockholder’s attorney-in-fact, to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated:

STOCKHOLDER

This Assignment Separate from Certificate was executed pursuant to the terms of that certain Stock Repurchase Agreement by and between Motivating the Masses, Inc. and the Stockholder dated July __, 2015.